UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/29/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  -

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5555 S. Prince St.
Suite 200
Littleton, CO 80120
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

The Company entered into a $1 million equity financing with European Institutional Investors, issuing 3,333,334 Units, with each Unit equal to one common share and one-half warrant at a warrant price of $0.50 per share for five years. Proceeds will be used to fund working capital, corporate purposes and to further exploration and development of the Hill Copper-Zinc Project in Arizona.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: February 29, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

Exhibit Index

Exhibit No.	Description
EX-10.01	Form of Subscription Agreement - Offshore
EX-10.02	Form of Offshore Warrant Certificate
EX-99.01	New Release #08-04